CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS – AMG TRILOGY GLOBAL EQUITY FUND, AMG TRILOGY EMERGING MARKETS EQUITY FUND, AMG TRILOGY INTERNATIONAL SMALL CAP FUND AND AMG TRILOGY EMERGING WEALTH EQUITY FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: July 5, 2017	/s/ Jeffrey T. Cerutti
Jeffrey T. Cerutti
Principal Executive Officer

CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS – AMG TRILOGY GLOBAL EQUITY FUND, AMG TRILOGY EMERGING MARKETS EQUITY FUND, AMG TRILOGY INTERNATIONAL SMALL CAP FUND AND AMG TRILOGY EMERGING WEALTH EQUITY FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: July 5, 2017	/s/ Donald S. Rumery
Donald S. Rumery
Principal Financial Officer